                                                                     EXHIBIT 2.1
--------------------------------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER

                                     among

                                 OMNICARE, INC.
                           (a Delaware corporation),

                            IMPALA ACQUISITION CORP.
                            (a Delaware corporation)

                                      and

                                   IBAH, INC.
                            (a Delaware corporation)

                                 MARCH 30, 1998

                               TABLE OF CONTENTS
                               -----------------
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Section                                                                         Page
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ARTICLE I DEFINITIONS............................................................  1
ARTICLE II THE PLAN OF MERGER....................................................  9
Section 2.1. The Merger..........................................................  9
Section 2.2. Effective Time......................................................  9
Section 2.3. Effects of the Merger...............................................  9
Section 2.4. Certificate of Incorporation and Bylaws.............................  9
Section 2.5. Directors and Officers..............................................  9
Section 2.6. Conversion or Cancellation of IBAH Shares...........................  9
Section 2.7. Exchange of IBAH Shares............................................. 11
Section 2.8. Options and Warrants................................................ 12
Section 2.9. Adjustments......................................................... 13
Section 2.10. Merger Subsidiary Capital Stock.................................... 13
Section 2.11. No Further Transfer of Shares...................................... 13
Section 2.12. Dissenting Shares.................................................. 13
ARTICLE III THE CLOSING.......................................................... 14
Section 3.1. Location, Date...................................................... 14
Section 3.2. Deliveries.......................................................... 14
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF IBAH................................ 14
Section 4.1. Corporate........................................................... 14
Section 4.2. Authorization....................................................... 14
Section 4.3. Validity of Contemplated Transactions............................... 15
Section 4.4. Capitalization and Stock Ownership.................................. 15
Section 4.5. Board Recommendation................................................ 16
Section 4.6. Proxy Statement..................................................... 16
Section 4.7. IBAH Disclosure Documents; Financial Statements..................... 16
Section 4.8. Absence of Undisclosed Liabilities.................................. 17
Section 4.9. Taxes............................................................... 17
Section 4.10. Title to Assets and Related Matters................................ 18
Section 4.11. Real Property...................................................... 19
Section 4.12. Subsidiaries....................................................... 19
Section 4.13. Legal Proceedings; Compliance with Law; Governmental Permits....... 19
Section 4.14. Contracts and Commitments.......................................... 20
Section 4.15. Employee Relations................................................. 20
Section 4.16. ERISA.............................................................. 20
Section 4.17. Patents, Trademarks, etc........................................... 22
Section 4.18. Absence of Certain Changes......................................... 22
Section 4.19. Corporate Records.................................................. 24
Section 4.20. Finder's Fees...................................................... 24
Section 4.21. Compliance with Healthcare Laws.................................... 24
Section 4.22. Board Approval..................................................... 25
Section 4.23. Pooling of Interests; Reorganization............................... 25

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Section 4.24. Insurance................................................25
ARTICLE V REPRESENTATIONS AND WARRANTIES OF OMNICARE...................25
Section 5.1. Corporate.................................................25
Section 5.2. Authorization.............................................26
Section 5.3. Validity of Contemplated Transactions.....................26
Section 5.4. Capitalization and Stock Ownership........................26
Section 5.5. Board Recommendation......................................26
Section 5.6. Proxy Statement...........................................27
Section 5.7. Omnicare Disclosure Documents; Financial Statements.......27
Section 5.8. Absence of Undisclosed Liabilities........................27
Section 5.9. Absence of Certain Changes................................28
Section 5.10. Pooling of Interests; Reorganization.....................28
Section 5.11. Ownership of Merger Subsidiary; No prior Activities......28
Section 5.12. Compliance With Healthcare Laws..........................28
ARTICLE VI COVENANTS OF THE OMNICARE PARTIES AND IBAH..................29
Section 6.1. Proxy/Registration Statement..............................29
Section 6.2. HSR Act Filings...........................................29
Section 6.3. No Solicitation...........................................29
Section 6.4. Notification of Certain Matters...........................31
Section 6.5. Access to Information.....................................31
Section 6.6. Public Announcements......................................31
Section 6.7. Cooperation...............................................32
Section 6.8. Reorganization; Pooling...................................32
ARTICLE VII COVENANTS OF IBAH..........................................32
Section 7.1. Operation of the Business.................................32
Section 7.2. IBAH Stockholder Meeting..................................34
Section 7.3. Maintenance of the Assets.................................34
Section 7.4. Employees and Business Relations..........................34
Section 7.5. Rule 145 Affiliates.......................................34
Section 7.6. Expenses..................................................34
Section 7.7. Certain Tax Matters.......................................34
Section 7.8. Employment Arrangements...................................35
Section 7.9. State Anti-Takeover Law...................................35
ARTICLE VIII COVENANTS OF OMNICARE.....................................35
Section 8.1. Appointment to the Board of Directors of Omnicare.........35
Section 8.2. Expenses..................................................35
Section 8.3. Indemnification, Directors' and Officers' Insurance.......35
Section 8.4. Stock Exchange Listing....................................36
Section 8.5. Interim Financial Report..................................36
Section 8.6. Registration..............................................36
Section 8.7. Employee Benefit Plans....................................36
ARTICLE IX CONDITIONS PRECEDENT TO OBLIGATIONS OF ALL PARTIES..........36
Section 9.1. Legality..................................................36
Section 9.2. Registration Statement....................................37
Section 9.3. New York Stock Exchange...................................37

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Section 9.4. Pooling...................................................37
Section 9.5. Approval by IBAH Stockholders.............................37
Section 9.6. Tax Opinions..............................................37
ARTICLE X CONDITIONS PRECEDENT TO OBLIGATIONS OF IBAH..................37
Section 10.1. Representations and Warranties...........................37
Section 10.2. Agreements, Conditions and Covenants.....................38
Section 10.3. Certificates.............................................38
Section 10.4. Material Adverse Effect..................................38
Section 10.5. Ancillary Documents......................................38
ARTICLE XI CONDITIONS PRECEDENT TO OBLIGATIONS OF THE OMNICARE
 PARTIES...............................................................38
Section 11.1. Representations and Warranties...........................38
Section 11.2. Agreements, Conditions and Covenants.....................38
Section 11.3. Certificates.............................................38
Section 11.4. Required Consents........................................39
Section 11.5. Material Adverse Effect..................................39
Section 11.6. Ancillary Documents......................................39
Section 11.7. Consent of Holders of IBAH Preferred Shares and IBAH
 Warrants..............................................................39
Section 11.8. Employment Agreements....................................39
ARTICLE XII TERMINATION................................................39
Section 12.1. Grounds for Termination..................................39
Section 12.2. Effect of Termination....................................41
ARTICLE XIII GENERAL MATTERS...........................................42
Section 13.1. Survival of Representations and Warranties...............42
Section 13.2. Contents of Agreement....................................42
Section 13.3. Amendment, Parties in Interest, Assignment, Etc..........42
Section 13.4. Interpretation...........................................42
Section 13.5. Notices..................................................43
Section 13.6. Governing Law............................................44
Section 13.7. Counterparts.............................................44
Section 13.8. Waivers..................................................44
Section 13.9. Modification.............................................44
Section 13.10. Enforcement of Agreement................................44
Section 13.11. Waiver of Jury Trial....................................44
Section 13.12. Severability............................................44


                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER is made as of March 30, 1998 by and among Omnicare, Inc., a Delaware corporation ("Omnicare"), IBAH Acquisition Corp., a Delaware corporation (the "Merger Subsidiary," and together with Omnicare, the "Omnicare Parties"), and IBAH, Inc., a Delaware corporation ("IBAH," and
together with the Omnicare Parties, the "Parties").   Certain other terms are
used herein as defined below in Article I or elsewhere in this Agreement.

                                   Background
                                   ----------

     This Agreement sets forth the terms and conditions under which the Merger Subsidiary, which is a Wholly-Owned Subsidiary of Omnicare, will merge with and into IBAH (the "Merger"). The Parties intend that (a) upon completion of the Merger, IBAH will be a Wholly-Owned Subsidiary of Omnicare, (b) for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and
(c) for accounting purposes, the Merger will be accounted for as a pooling of interests under United States generally accepted accounting principles ("GAAP").

     Concurrently with the execution of this Agreement, and as an inducement to Omnicare to enter into this Agreement, (i) certain stockholders of IBAH have entered into a Voting Agreement, dated as of the date hereof (the "Voting Agreement"), between IBAH and the respective stockholders named therein providing, among other things, that such stockholders will vote in favor of the Merger and (ii) IBAH and Omnicare have entered into the Option Agreement, dated as of the date hereof (the "Stock Option Agreement"), pursuant to which IBAH has granted Omnicare an option to purchase IBAH Common Shares under certain circumstances.

     Merger Subsidiary is a Wholly-Owned Subsidiary of Omnicare and has been formed solely to facilitate the Merger and has conducted and will conduct no business or activity other than in connection with the Merger.

                                   Witnesseth
                                   ----------

     NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the Parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined).

     "Acquisition Proposal" is defined in Section 6.3.

     "Affiliates" means, with respect to a particular Party, persons or entities controlling, controlled by or under common control with that Party, as well as any executive officers, directors and majority-owned entities of that Party and of its other Affiliates.

     "Agreement" means this Agreement and the Exhibits and Disclosure Schedules hereto.

     "Assets" means, with respect to Omnicare or IBAH, as shown by the context in which used, all of the assets, properties, goodwill and rights of every kind and description, real and personal, tangible and intangible, wherever situated and whether or not reflected in such Party's most recent financial statements, that are owned or possessed by such Party and its Subsidiaries, taken as a whole.

     "Assumed Option" is defined in Section 2.8(a).

     "Benefit Plan" means all employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, deferred compensation, severance, incentive, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability, fringe benefit and similar plans, programs, arrangements or practices, including, without limitation, each "employee benefit plan" as defined in Section 3(3) of ERISA.

     "Business" means with respect to Omnicare or IBAH, as shown by the context in which used, the entire business and operations of such Party and its Subsidiaries, taken as a whole.

     "Certificate of Merger" is defined in Section 2.2.

     "Certificates" is defined in Section 2.7(a).

     "Charter Documents" means an entity's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, joint venture agreement or similar document governing the entity.

     "Closing" is defined in Section 3.1.

     "Closing Date" is defined in Section 3.1.

     "Code" is defined in Section 4.9(a).

     "Confidentiality Agreement" is defined in Section 6.5(b).

     "Contract" means any written or oral contract, agreement, letter of intent, agreement in principle, lease, instrument or other commitment that is binding on any Person or its property under applicable Law.

     "Conversion Number" is defined in Section 2.6(b).

     "Copyrights" means registered copyrights, copyright applications and unregistered copyrights.

     "Court Order" means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court or governmental or regulatory body or authority, or any arbitrator that is binding on any Person or its property under applicable Law.

     "Default" means (i) a breach, default or violation, (ii) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or (iii) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a right to receive damages or a payment of penalties.

     "DGCL" means the Delaware General Corporation Law, as amended.

     "Disclosure Schedules" means the IBAH Disclosure Schedule.
                                      ------------------------

     "Effective Time" is defined in Section 2.2.

      "Encumbrances" means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

     "Environmental Condition" means any condition or circumstance, including the presence of Hazardous Substances, whether created by any IBAH Company or by any third party, which does or would (i) require assessment, investigation, abatement, correction, removal or remediation under any Environmental Law, (ii) give rise to any civil or criminal Liability under any Environmental Law, (iii) create or constitute a public or private nuisance or (iv) constitute a violation of or non-compliance with any Environmental Law.

     "Environmental Law" means all Laws, Court Orders, principles of common law, and permits, licenses, registrations, approvals or other authorizations of any Governmental Authority relating to Hazardous Substances, pollution, protection of the environment or human health.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" is defined in Section 2.7(a).

     "Existing Option" is defined in Section 2.8(a).

     "GAAP" is defined above in the Background.

     "Governmental Authority" means any federal, state, local, municipal or foreign or other government or governmental agency or body.

     "Governmental Permit" is defined in Section 4.13(c).

     "Hazardous Substances" means any material, waste or substance (including, without limitation, any product) that may or could pose a hazard to the environment or human health or safety including, without limitation, (i) any "hazardous substances" as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S) 9601 et seq. and its
                                                      -- ----
implementing regulations, (ii) any "extremely hazardous substance," "hazardous chemical" or "toxic chemical" as those terms are defined by the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. (S)(S) 11001 et seq. and its
                                                                 -- ----
implementing regulations, (iii) any "hazardous waste," as defined under the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901 et seq. and its implementing regulations (iv) any
                           -- ----
"pollutant," as defined under the Water Pollution Control Act, 33 U.S.C. (S)(S) 1251 et seq. and its implementing regulations as any of such Laws in clauses (i)
     -- ----
through (iv) may be amended from time to time, and (v) any material, substance or waste regulated under any Laws or Court Orders that currently exist or that may be enacted, promulgated or issued in the future by any Governmental Authority concerning protection of the environment, pollution, health or safety or the public welfare.

     "Holder" means a recordholder, as of the Effective Time, of an outstanding certificate or certificates that immediately prior to the Effective Time represented IBAH Shares.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "IBAH" is defined above in the Preamble.

     "IBAH Assets" means the Assets of IBAH.

     "IBAH Balance Sheet" is defined in Section 4.7.

     "IBAH Balance Sheet Date" is defined in Section 4.7.

     "IBAH Benefit Plan" is defined in Section 4.16(a).

     "IBAH Business" means the Business of IBAH.

     "IBAH Common Shares" is defined in Section 2.6(a).

     "IBAH Common Stock" means the common stock, par value $0.01 per share, of IBAH.

     "IBAH Companies" means IBAH and any IBAH Subsidiaries.

     "IBAH Convertible Preferred Stock" is defined in Section 4.4.

     "IBAH Disclosure Documents" is defined in Section 4.7.

     "IBAH Disclosure Schedule" means the Disclosure Schedule containing
      ------------------------
information relating to IBAH pursuant to Article IV and other provisions hereof that has been provided to the other Parties on the date hereof.

     "IBAH's knowledge" or "knowledge of IBAH" with reference to any item means that which an executive officer or director of IBAH actually knows or should have known given such person's office and industry standards.

     "IBAH Personnel" is defined in Section 4.21(a).

     "IBAH Preferred Shares" is defined in Section 2.6(a).

     "IBAH Required Consents" is defined in Section 4.3.

     "IBAH Shares" is defined in Section 2.6(a).

     "IBAH Stockholder Meeting" is defined in Section 7.2.

     "IBAH Subsidiary" means any Subsidiary of IBAH.

     "IBAH 10-K" is defined in Section 4.10.

     "IBAH Warrants" means any warrants to purchase IBAH Common Stock that are outstanding immediately prior to the Closing.

     "IBAH Welfare Plan" is defined in Section 4.16(f).

     "Intellectual Property" means any Copyrights, Patents, Trademarks, technology, licenses, trade secrets, computer software and other intellectual property.

     "Law" means any statute, law, ordinance, regulation, order, rule, common law principles or consent agreements of any Governmental Authority, including, without limitation, those covering environmental, energy, safety, health, transportation, bribery, recordkeeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

     "Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person.

     "Litigation" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.

     "Material Adverse Effect" means a fact or event which has had or is reasonably likely to have a material adverse effect on the Assets, Business, financial condition or results of operations of Omnicare and its Subsidiaries taken as a whole or IBAH and its Subsidiaries taken as a whole, as indicated by the context in which used, and when used with respect to representations, warranties, conditions, covenants or other provisions hereof means the individual effect of the situation to which it relates and also the aggregate effect of all similar situations unless the context indicates otherwise.

     "Merger" is defined above in the Background.

     "Merger Consideration" is defined in Section 2.6(g).

     "Merger Subsidiary" is defined above in the Preamble.

     "NYSE" means the New York Stock Exchange.

     "Omnicare" is defined above in the Preamble.

     "Omnicare Assets" means the Assets of Omnicare.

     "Omnicare Balance Sheet" is defined in Section 5.7.

     "Omnicare Balance Sheet Date" is defined in Section 5.7.

     "Omnicare Business" means the Business of Omnicare.

     "Omnicare Common Stock" means the common stock, par value $1.00 per share, of Omnicare.

     "Omnicare Companies" mean Omnicare and any Omnicare Subsidiaries.

     "Omnicare Disclosure Documents" is defined in Section 5.7.

     "Omnicare's knowledge" or "knowledge of Omnicare" with reference to any item means that which an executive officer or director of Omnicare actually knows or should have known given such person's office and industry standards.

     "Omnicare Market Value" is defined in Section 2.6(f).

     "Omnicare Parties" is defined above in the Preamble.

     "Omnicare Shares" means shares of Omnicare Common Stock.

     "Omnicare Sub Common Stock" is defined in Section 5.4.

     "Omnicare Subsidiary" means any Subsidiary of Omnicare.

     "Omnicare Warrants" means warrants to purchase Omnicare Common Stock.

     "Ordinary course" or "ordinary course of business" means the ordinary course of business.

     "Parties" is defined above in the Preamble.

     "Party Representatives" is defined in Section 6.5(b).

     "Patents" means patents, patent applications, reissue patents, patents of addition, divisions, renewals, continuations, continuations-in-part, substitutions, additions and extensions of any of the foregoing.

     "Person" means any natural person, corporation, partnership, limited liability company, proprietorship, association, trust or other legal entity.

     "Post-Signing Returns" is defined in Section 7.7.

     "Proxy/Registration Statement" is defined in Section 6.1(a).

     "Proxy Statement" is defined in Section 6.1(a).

     "Registration Statement" is defined in Section 6.1(a).

     "Regulation" means any federal, state, local or foreign rule or regulation.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Act Affiliates" is defined in Section 7.5.

     "Smith Barney" means Salomon Smith Barney Inc.

     "Stock Option Agreement" is defined in the Background section above.

     "Subsidiary" means any corporation or other legal entity of which Omnicare or IBAH, as the case may be (either above or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of directors or other governing body of such corporation or other entity.

     "Surviving Corporation" is defined in Section 2.1.

     "Taxes" is defined in Section 4.9(a).

     "Tax Return" is defined in Section 4.9(a).

     "Termination Date" means October 31, 1998.

     "Trademarks" means registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

     "Transaction Documents" means this Agreement, the Employment Agreements, the Voting Agreement and the Stock Option Agreement.

     "Transactions" means the Merger, the exchange of IBAH Shares for Omnicare Shares, the assumption by Omnicare of the Existing Options, the exchange of IBAH Warrants for Omnicare Warrants, and the other transactions contemplated by the Transaction Documents.

     "Voting Agreement" is defined above in the Background.

     "Wholly-Owned Subsidiary" means any Subsidiary in which all of the stock or other equity interests is owned, directly or indirectly, by Omnicare or IBAH, as the case may be.

                                  ARTICLE II
                               THE PLAN OF MERGER

       Section 2.1.  The Merger.  Upon the terms and subject to the conditions
                     ----------
hereof, and in accordance with the relevant provisions of the DGCL, the Merger Subsidiary shall be merged with and into IBAH. Following the Merger, IBAH shall continue as the surviving corporation (the "Surviving Corporation") and shall continue its existence under the Laws of the State of Delaware, and the separate corporate existence of the Merger Subsidiary shall cease.

       Section 2.2.  Effective Time. As soon as practicable, but in any event
                     --------------
within one business day after the satisfaction or waiver of all conditions to the Merger, IBAH and the Merger Subsidiary shall file with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") in such form as is required by the DGCL. The Merger shall become effective at such time as the Certificate of Merger is so filed (the "Effective Time").

       Section 2.3.  Effects of the Merger.  The Merger shall have the effects
                     ---------------------
set forth in Section 259 of the DGCL.

       Section 2.4.  Certificate of Incorporation and Bylaws.  The Certificate
                     ---------------------------------------
of Incorporation of the Merger Subsidiary as in effect immediately prior to the Effective Time shall be the initial Certificate of Incorporation of the Surviving Corporation. The bylaws of the Merger Subsidiary as in effect immediately prior to the Effective Time shall be the initial bylaws of the Surviving Corporation.

       Section 2.5.  Directors and Officers.  The directors of Merger Subsidiary
                     ----------------------
as in office as of immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation. The officers of IBAH as in office as of immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation. Such persons shall hold such positions as directors and officers until their successors are elected or appointed in accordance with the Certificate of Incorporation and the bylaws of the Surviving Corporation.

       Section 2.6.  Conversion or Cancellation of IBAH Shares.
                     -----------------------------------------

          (a) Each share of IBAH Common Stock (an "IBAH Common Share") and each share of IBAH Convertible Preferred Stock (an "IBAH Preferred Share," and together with an IBAH Common Share, an "IBAH Share") that, immediately prior to the Effective Time, is held by IBAH as treasury stock shall be canceled, and no consideration shall be delivered with respect thereto.

          (b) Each IBAH Common Share outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the Holder thereof, be converted into the right to receive a number (the "Conversion Number") of Omnicare Shares as set forth below, except as otherwise provided in Sections 2.6(a), 2.6(e) or 2.7:

          (1) If the Omnicare Market Value is greater than $43.83, then the Conversion Number is equal to $6.50 divided by the Omnicare Market Value;

          (2) If the Omnicare Market Value is greater than $38.77 and less than or equal to $43.83, then the Conversion Number is equal to 0.1483;

          (3) If the Omnicare Market Value is greater than $34.85 and less than or equal to $38.77, then the Conversion Number is equal to $5.75 divided by the Omnicare Market Value;

          (4) If the Omnicare Market Value is greater than or equal to $30.30 and less than or equal to $34.85, then the Conversion Number is equal to 0.1650;

          (5) If the Omnicare Market Value is less than $30.30, then, subject to Section 2.6(c) below, the Conversion Number is equal to $5.00 divided by the Omnicare Market Value.

          (c) If the Omnicare Market Value is less than $30.30, then Omnicare shall have the right, by written notice to IBAH prior to the Effective Time, to adjust the Conversion Number to 0.1650; provided, however, that upon the receipt of such notice of adjustment, IBAH shall have the right, by written notice to Omnicare (the "Termination Notice"), to elect to abandon the Merger and terminate this Agreement by action of its Board of Directors, which termination shall occur at 5:00 p.m., Cincinnati, Ohio time, two business days after the Termination Notice.

          (d) Each IBAH Preferred Share outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the Holder thereof, be converted into the right to receive a number of Omnicare Shares equal to three times the Conversion Number, except as otherwise provided in Sections 2.6(a), 2.6(e), 2.7 or 2.12.

          (e) No fractional Omnicare Shares shall be issued in the Merger. Each Holder who would otherwise be entitled to receive a fractional share shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying the Omnicare Market Value by the fraction of an Omnicare Share to which such Holder would otherwise have been entitled.

          (f) For purposes of this Section 2.6, the term "Omnicare Market Value" shall mean the average of the closing prices of the Omnicare Shares on the New York Stock Exchange, as reported in The Wall Street Journal, for the 15 trading days immediately preceding the second trading day preceding the Closing Date.

          (g) The consideration to be received by the Holders in respect of each IBAH Share pursuant to this Section 2.6 is hereinafter referred to as the "Merger Consideration."

     Section 2.7.  Exchange of IBAH Shares.
                   -----------------------

          (a) Prior to the Effective Time, Omnicare shall appoint an agent (the "Exchange Agent") for the purpose of exchanging certificates that immediately prior to the Effective Time represented IBAH Shares (the "Certificates") for the Merger Consideration. Promptly after the Effective Time, Omnicare will send, or will cause the Exchange Agent to send, to each Holder (other than IBAH and any Subsidiary of IBAH) a letter of transmittal for use in such exchange. Omnicare will make available to the Exchange Agent, as needed, the aggregate Merger Consideration to be paid in respect of the IBAH Shares.

          (b) Each Holder, upon surrender to the Exchange Agent of a Certificate or Certificates together with a properly completed letter of transmittal covering such Certificates, will be entitled to receive the Merger Consideration payable in respect of the IBAH Shares formerly represented thereby, after giving effect to any required withholding Tax. Until so surrendered, each Certificate shall, after the Effective Time, represent for all purposes, only the right to receive such Merger Consideration. In no event will a Holder be entitled to interest on the Merger Consideration.

          (c) If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the IBAH Shares formerly represented by the Certificate or Certificates surrendered in exchange for the Merger Consideration, it shall be a condition to such payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such IBAH Shares or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

          (d) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to this Section 2.7 that remains unclaimed by the Holders six months after the Effective Time shall be returned to Omnicare, upon demand, and any such Person who has not exchanged his Certificate or Certificates for the Merger Consideration in accordance with this Article II prior to that time shall thereafter look only to Omnicare for payment of the Merger Consideration. Notwithstanding the foregoing, Omnicare shall not be liable to any Person for any amount paid to a public official pursuant to applicable abandoned property Laws. Any amounts remaining unclaimed under this
Article II two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable Law, become the property of Omnicare free and clear of any claims or interest of any Person previously entitled thereto.

          (e) No dividends or other distributions with respect to securities of Omnicare constituting part of the Merger Consideration shall be paid to the Holder of any unsurrendered Certificates until such Certificates are surrendered as provided in this Article II. Upon such surrender, there shall be paid, without interest, to the Person in whose name the Certificates representing the securities of Omnicare into which such IBAH Shares were converted are registered, all dividends and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Time, less the amount of withholding Taxes which may be required thereon.

          (f) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Omnicare, the posting by such person of a bond in such reasonable amount as Omnicare may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the consideration provided for, and in accordance with the procedures set forth, in this Article II and, if applicable, any unpaid dividends and distributions with respect to securities of Omnicare constituting part of the Merger Consideration deliverable with respect thereof and any cash in lieu of fractional shares, in each case pursuant to this Agreement.

     Section 2.8.  Options and Warrants.
                   --------------------

          (a) At the Effective Time, Omnicare shall assume IBAH's rights and obligations under each of the outstanding stock options previously granted by IBAH to certain of its employees, directors and consultants that are outstanding immediately prior to the Effective Time (each such stock option existing immediately prior to the Effective Time is referred to herein as an "Existing Option" and each such assumed stock option existing immediately after the Effective Time is referred to herein as an "Assumed Option"). Under each Assumed Option, the optionee shall have the right to receive from Omnicare, in accordance with the terms and subject to the conditions of the Existing Option, the Merger Consideration that such optionee would have been entitled to receive had the optionee exercised his or her Existing Option immediately prior to the Effective Time, but only in accordance with the terms and conditions of the Existing Option (including payment of the aggregate exercise price thereof). Except as provided in this Section 2.8(a), the Assumed Option shall not give the optionee any additional benefits that the holder thereof did not have under the Existing Option; provided, however, that the terms of such Existing Options shall govern the vesting thereof, including, if applicable, any vesting of Existing Options as a result of the Merger. Each Assumed Option shall constitute a continuation of the Existing Option, substituting Omnicare for IBAH and, in the case of employees, employment by an Omnicare Company for employment by an IBAH Company. Notwithstanding the foregoing, the terms of any Assumed Option shall be such that the substitution of the Assumed Option for the Existing Option would not constitute a modification of the Existing Option within the meaning of Section 424(h)(3) of the Code and the Regulations promulgated thereunder.

          (b) If and to the extent required by the terms of the plans governing the Existing Options or pursuant to the terms of any Existing Option granted thereunder, IBAH shall use reasonable efforts to obtain the consent of each holder of outstanding Existing Options to the treatment of the Existing Options provided in Section 2.8(a).

          (c) Each IBAH Warrant that is outstanding immediately prior to the Effective Time and that does not expire at the Effective Time by the terms thereof shall, by virtue of the

Merger and pursuant to the terms of the IBAH Warrant or with the consent of the majority of the holders thereof, be converted into and exchanged for a Omnicare Warrant exercisable for the Conversion Number of Omnicare Shares for each share of IBAH Common Stock for which the IBAH Warrant is exercisable immediately prior to the Effective Time, at an exercise price per Omnicare Share that has been adjusted in accordance with the terms of the IBAH Warrant converted hereunder as a result of the Merger. Except as provided in this Section 2.8(c), the Omnicare Warrants shall have the terms and conditions of the IBAH Warrants converted hereunder. At the Effective Time, the Omnicare Parties shall make available to any holders of IBAH Warrants converted hereunder a new warrant evidencing the Omnicare Warrant.

       Section 2.9.   Adjustments. If at any time during the period between the
                      -----------
date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of IBAH or Omnicare shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period or any similar event, this Article II shall be appropriately adjusted.

       Section 2.10.  Merger Subsidiary Capital Stock.  Each share of capital
                      -------------------------------
stock of the Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted, by virtue of the Merger, into one share of common stock of the Surviving Corporation.

       Section 2.11.  No Further Transfer of Shares.  After the Effective Time,
                      -----------------------------
there shall be no transfers of IBAH Shares that were outstanding immediately prior to the Effective Time on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for the respective Merger Consideration as provided in this Article II. At the Effective Time, the stock ledger of IBAH shall be closed.

       Section 2.12.  Dissenting Shares. Notwithstanding Section 2.6, the IBAH
                      -----------------
Preferred Shares that are issued and outstanding immediately prior to the Effective Time and that are held by Holders who did not vote in favor of the Merger and who comply with all of the relevant provisions of Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, unless and until such Holders shall have waived in writing or failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under the DGCL; and any such Holder shall have only such rights in respect of the Dissenting Shares owned by them as are provided by
Section 262 of the DGCL. If any such Holder shall have waived in writing or failed to perfect or shall have effectively withdrawn or lost such right, such Holder's Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive the Merger Consideration without any interest thereon, pursuant to the terms of Section 2.6. Prior to the Effective Time, IBAH will not, except with the prior written consent of Omnicare, voluntarily make any payment with respect to, or settle or offer to settle, any claim made by the stockholders owning the Dissenting Shares.

                                  ARTICLE III
                                  THE CLOSING

     Section 3.1.  Location, Date.  The closing for the Transactions (the
                   --------------
"Closing") shall be held at the offices of Dewey Ballantine LLP in New York, New York at 9:00 a.m. (local time) as promptly as practicable (and in any event within one business day) after satisfaction or waiver of the conditions to the consummation of the Transactions set forth in Articles IX, X and XI. The date on which the Closing occurs is referred to herein as the "Closing Date."

     Section 3.2.  Deliveries.  At the Closing,
                   ----------

          (a) the Merger Subsidiary and IBAH shall deliver or cause to be delivered to the Secretary of State of the State of Delaware a duly executed Certificate of Merger as required under Section 263 of DGCL and the Parties shall take all such other and further actions as may be required by the DGCL and any other applicable Law to make the Merger effective upon the terms and subject to the conditions hereof; and

          (b) the Parties shall also deliver to each other the respective agreements and other documents and instruments specified with respect to them in Articles IX, X and XI.


                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF IBAH

     IBAH hereby represents and warrants to the Omnicare Parties as follows, except as otherwise set forth in the IBAH Disclosure Schedule (items disclosed
                                     ------------------------
in one Section of such Schedule shall apply to all other Sections unless the context indicates otherwise):

     Section 4.1.  Corporate.  Each IBAH Company is a corporation duly
                   ---------
organized, validly existing and in good standing under the Laws under which it was incorporated. Each IBAH Company is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of each IBAH Company (all of which have been delivered or made available to Omnicare) have been duly adopted and are current, correct and complete. Each IBAH Company has all necessary corporate power and authority to own, lease and operate its part of the IBAH Assets and to carry on its part of the IBAH Business as it is now being conducted.

     Section 4.2.  Authorization.  IBAH has the requisite corporate power and
                   -------------
authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions to be performed by it. Such execution, delivery and performance by IBAH have been duly authorized by all necessary corporate action, other than that the consummation of the Merger is subject to the approval of the holders of a majority of the outstanding IBAH Shares, voting as a single class and the consent of the holders of a majority of the outstanding IBAH Preferred Shares to the conversion of the IBAH Preferred Shares into the right to receive

Omnicare Shares as contemplated by Article II hereof, which are the only consents or approvals of holders of IBAH Shares required for the consummation of the Transactions. IBAH has received such consents from the holders of all outstanding IBAH Preferred Shares. IBAH has received all necessary consents from holders of IBAH Warrants to effect the transactions contemplated by Section 2.8(c) hereof (together with the consent contemplated by the prior sentence, the "Preferred and Warrant Consent"). IBAH has delivered to Omnicare a true and complete copy of the Preferred and Warrant Consent. Each Transaction Document executed and delivered by IBAH as of the date hereof has been duly executed and delivered by IBAH and constitutes a valid and binding obligation of IBAH, enforceable against IBAH in accordance with its terms. Any Transaction Document executed and delivered by IBAH after the date hereof will be duly executed and delivered by IBAH and will constitute a valid and binding obligation of IBAH, enforceable against IBAH in accordance with its terms.

     Section 4.3.  Validity of Contemplated Transactions.   Except for
                   -------------------------------------
compliance with (i) the HSR Act, (ii) the Securities Act and the Exchange Act and (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and for any items specified in the IBAH Disclosure
                                                         ---------------
Schedule (the "IBAH Required Consents"), neither the execution and delivery by
--------
IBAH of the respective Transaction Documents to which it is or will be a party, nor the performance of the Transactions to be performed by it, will require any filing, consent or approval under or constitute a Default, or result in a loss of material benefit under, (a) any Law or Court Order to which any IBAH Company is subject, (b) the Charter Documents or bylaws of any IBAH Company, (c) any customer Contract (other than letters of intent and agreements in principle) or any other Contract involving an amount in excess of $2,500,000 to which any IBAH Company is a party or by which any of the IBAH Assets may be subject or (d) any other Contracts to which any IBAH Company is a party or by which any of the IBAH Assets may be subject, except in the case of (b) and (d) for Defaults which would not have a Material Adverse Effect.

     Section 4.4.  Capitalization and Stock Ownership.  The total authorized
                   ----------------------------------
capital stock of IBAH consists of (a) 50,000,000 shares of IBAH Common Stock, and (b) 2,000,000 shares of Preferred Stock, par value $0.01 per share, of which 999,554 shares have been designated Series A Convertible Preferred Stock (the "IBAH Convertible Preferred Stock"). Of such authorized capital stock, the only issued and outstanding shares on the date hereof are 23,544,312 IBAH Common Shares and 749,665 IBAH Preferred Shares. Except as listed in the IBAH
                                                                   ----
Disclosure Schedule, there are no existing options, warrants, calls, commitments
-------------------
or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of IBAH. The IBAH Disclosure Schedule sets forth, as of the date
                         ------------------------
hereof, as to each option or warrant, the holder, date of grant, exercise price and number of shares subject thereto. All of the issued and outstanding IBAH Shares are validly issued, fully paid and non-assessable. Following the Effective Time, no options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) will entitle any Person to acquire any securities of the Surviving Corporation or any subsidiary thereof, except with respect to Wholly-Owned Subsidiaries of IBAH that have preemptive rights.

     Section 4.5.  Board Recommendation.  By a vote of the directors present at
                   --------------------
a meeting of IBAH's Board of Directors (which meeting was duly called and held and at which a quorum was present), the Board of Directors of IBAH unanimously
(a) approved and adopted this Agreement, including the Merger and the other Transactions, and determined that the Merger is fair to the stockholders of IBAH, and (b) resolved to recommend approval and adoption of this Agreement, including the Merger and the other Transactions, by the stockholders of IBAH. Smith Barney has delivered to IBAH's Board of Directors its opinion dated the date of this Agreement to the effect that on such date the Merger Consideration is fair to the holders of IBAH Common Shares from a financial point of view. A complete and correct copy of such opinion has been delivered to Omnicare.

     Section 4.6.  Proxy Statement.  None of the information supplied or to be
                   ---------------
supplied by or on behalf of any IBAH Company specifically for inclusion or incorporation by reference in the Registration Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of any IBAH Company specifically for inclusion or incorporation by reference in the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date it (or any such amendment or supplement) is mailed to the stockholders of IBAH and at the time of the IBAH Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement (except for information relating solely to any Omnicare Company) will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the Regulations promulgated thereunder.

     Section 4.7.  IBAH Disclosure Documents; Financial Statements.  IBAH has
                   -----------------------------------------------
filed all required forms, reports, statements, schedules and other documents with the SEC since January 1, 1995, including its (a) Annual Reports on Form 10-K for the fiscal years ended December 31, 1996 and 1997, (b) all proxy statements relating to IBAH's meetings of stockholders (whether annual or special) held since January 1, 1995, and (c) all other reports or registration statements filed by IBAH with the SEC since January 1, 1995 (collectively, the "IBAH Disclosure Documents"). Each of such IBAH Disclosure Documents, at the time it was filed, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and with the forms and Regulations of the SEC promulgated thereunder, and did not contain at the time filed any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The financial statements, including all related notes and schedules, contained in the IBAH Disclosure Documents (or incorporated by reference therein) fairly present the consolidated financial position of IBAH as at the respective dates thereof and the consolidated results of operations and cash flows of IBAH for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments and the absence of notes. For purposes of this Agreement, the balance sheet of IBAH as of December 31, 1997 is referred to as the "IBAH Balance Sheet" and the date thereof is referred to as the "IBAH Balance Sheet Date."

     Section 4.8.  Absence of Undisclosed Liabilities.  None of the IBAH
                   ----------------------------------
Companies has any Liabilities except (a) to the extent reflected in the IBAH Balance Sheet, (b) those Liabilities described in this Agreement or set forth on
Section 4.8 of the IBAH Disclosure Schedule, (c) those Liabilities incurred in
                   ------------------------
the ordinary course of business since the IBAH Balance Sheet Date which would not have a Material Adverse Effect and (d) those Liabilities not required under GAAP to be reflected in the IBAH Balance Sheet which would not have a Material Adverse Effect.

     Section 4.9.  Taxes.
                   -----

          (a)  Definitions:

          "Code" means the Internal Revenue Code of 1986, as amended.  All
           ----
citations to provisions of the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments thereto and any substitute or successor provisions thereto.

          "Taxes" means any and all federal, state, local and foreign taxes,
           -----
assessments and other governmental charges, duties, impositions, levies and liabilities, including, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment, insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any Person with respect to the liability for, or sharing of, Taxes (including pursuant to Treas. Reg. (S) 1.1502-6 or comparable provisions of state, local or foreign Tax Law) and including any liability for Taxes as a transferee or successor, by Contract or otherwise.

          "Tax Return" means any report, return, election, notice, estimate,
           ----------
declaration, information statement and other forms and documents (including all schedules, exhibits and other attachments thereto) relating to and filed or required to be filed with a taxing authority in connection with any Taxes (including, without limitation, estimated Taxes).

          (b) Except as set forth in the IBAH Disclosure Schedule, IBAH and each
                                         ------------------------
of its Subsidiaries (i) have timely filed (or, in the case of Tax Returns not yet due, will timely file) with the appropriate governmental agencies all material Tax Returns required to be filed on or before the Effective Time and all such Tax Returns filed were true, correct and complete in all material respects, and (ii) have paid (or, in the case of Taxes not yet due, will pay), all Taxes shown on such Tax Returns.

          (c) Except as set forth in the IBAH Disclosure Schedule, each IBAH
                                         ------------------------
Company has (i) timely paid or caused to be paid all material Taxes and all Taxes shown on Tax Returns that are or were due, except to the extent that a sufficient reserve for Taxes has been reflected on the IBAH Balance Sheet and
(ii) provided a sufficient reserve on the IBAH Balance Sheet for the payment of all Taxes not yet due and payable.

          (d) Except as set forth in the IBAH Disclosure Schedule, no deficiency
                                         ------------------------
in respect of any Taxes which has been assessed against an IBAH Company remains unpaid, except for Taxes being contested in good faith, and IBAH has no knowledge of any unassessed Tax deficiencies or of any audits or investigations pending or threatened against an IBAH Company with respect to any Taxes.

          (e) Except as set forth in the IBAH Disclosure Schedule, no IBAH
                                         ------------------------
Company has extended or waived the application of any applicable statute of limitations of any jurisdiction regarding the assessment or collection of any Tax or any Tax Return.

          (f) Except as set forth in the IBAH Disclosure Schedule, there are no
                                         ------------------------
liens for Taxes upon any assets of any IBAH Company except for liens for current Taxes not yet due.

          (g) Except as set forth in the IBAH Disclosure Schedule, each IBAH
                                         ------------------------
Company has (i) complied with all material provisions of the Code relating to the withholding and payment of Taxes and (ii) has timely made all deposits required by applicable Law to be made with respect to employees' withholding and other payroll, employment or other withholding or related Taxes.

          (h) Except as set forth in the IBAH Disclosure Schedule, no IBAH
                                         ------------------------
Company is a party to any contract, agreement, plan or arrangement that, individually or in the aggregate, or when taken together with any payment that may be made under this Agreement or any agreements contemplated hereby, could give rise to the payment of any "excess parachute payment" within the meaning of
Section 280G of the Code. IBAH is not, and has not been within the past five years, a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Code.

          (i) Except as set forth in the IBAH Disclosure Schedule, no IBAH
                                         ------------------------
Company is a party to any agreement relating to the allocating or sharing of the payment of, or liability for, Taxes for any period (or portion thereof).

          (j) To IBAH's knowledge, except for the group of which IBAH is presently the ultimate parent, no IBAH Company has ever been a member of an affiliated group of corporations (within the meaning of Section 1504 of the Code).

          (k) No IBAH Company has distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997.

     Section 4.10.  Title to Assets and Related Matters.  Each IBAH Company has
                    -----------------------------------
good and marketable title to its part of the IBAH Assets, free from any Encumbrances except (a) those Encumbrances specified on Section 4.10 of the IBAH
                                                                            ----
Disclosure Schedule or any Encumbrance
-------------------
in favor of any IBAH Company, (b) items described in any notes to the consolidated financial statements of IBAH contained in IBAH's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "IBAH 10-K") included in the IBAH Disclosure Documents, (c) minor matters that would not have a Material Adverse Effect, (d) constitutional and statutory liens arising from the obligation to pay for the provision of materials or services not yet in Default and Taxes not yet due and (e) IBAH Assets transferred among the IBAH Companies.

     Section 4.11.  Real Property.  Section 4.11 of the IBAH Disclosure Schedule
                    -------------                       ------------------------
describes all material real estate leased by any IBAH Company as of the date hereof and used in the operation of the IBAH Business as well as any other material real estate that is in the possession of or leased by any IBAH Company (as tenant or landlord) as of the date hereof. As of the date hereof, none of the IBAH Companies owns any real property.

     Section 4.12.  Subsidiaries.  Except as set forth on Section 4.12 of the
                    ------------
IBAH Disclosure Schedule and except for its subsidiaries set forth on exhibit
------------------------
21.1 of the IBAH 10-K, as of the date hereof none of the IBAH Companies owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, business trust, joint venture or other legal entity. IBAH (or another IBAH Company) owns all of the issued and outstanding shares of capital stock of each IBAH Subsidiary, free and clear of any Encumbrances, other than as set forth in Section 4.12 of the IBAH
                                                                          ----
Disclosure Schedule or Encumbrances in favor of any IBAH Company.  Except with
-------------------
respect to Wholly-Owned Subsidiaries of IBAH that have preemptive rights, there are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition or voting of any issued or unissued capital stock or other securities of any IBAH Subsidiary. All of the shares of capital stock of each IBAH Subsidiary are duly and validly authorized and issued, fully paid and non-assessable.

     Section 4.13. Legal Proceedings; Compliance with Law; Governmental Permits.
                   ------------------------------------------------------------
          (a)  Except as set forth on Section 4.13 of the IBAH Disclosure
                                                          ---------------
Schedule or in the IBAH 10-K, there is no Litigation that is pending or, to
--------
IBAH's knowledge, threatened against any IBAH Company that would have a Material Adverse Effect. IBAH is and has been in compliance with all applicable Laws, except where the failure to be in compliance would not have a Material Adverse Effect. There has been no Default under any Laws applicable to any IBAH Company, including Environmental Laws, except for any Defaults that would not have a Material Adverse Effect. There has been no Default with respect to any Court Order applicable to any IBAH Company. Except as set forth on Section 4.13 of the IBAH Disclosure Schedule, no IBAH Company has received any written notice
       ------------------------
and, to the knowledge of any IBAH Company, no other communication has been received to the effect that it is not in compliance with any applicable Laws, and IBAH has no reason to believe that any presently existing circumstances are likely to result in violations of any applicable Laws, except to the extent that such failures to comply or violations would not have a Material Adverse Effect.

          (b) Without limiting the generality of Section 4.13(a), there is no Environmental Condition at any property presently or formerly owned or leased by an IBAH Company which is reasonably likely to have a Material Adverse Effect.

          (c) The IBAH Companies have all material consents, permits, franchises, licenses, concessions, registrations, certificates of occupancy, approvals and other authorizations of Governmental Authorities (collectively, the "Governmental Permits") required in connection with the operation of their respective businesses as now being conducted, all of which are in full force and effect, except where the failure to obtain any such Governmental Permit or of any such Governmental Permit to be in full force and effect, would not have a Material Adverse Effect. Each IBAH Company has complied, in all material respects, with all of its Governmental Permits, except where the failure to so comply would not have a Material Adverse Effect.

     Section 4.14.  Contracts and Commitments. Section 4.14 of the IBAH
                    -------------------------                      ----
Disclosure Schedule sets forth a complete and accurate list of:
-------------------

          (a) To IBAH's knowledge, customer Contracts (excluding letters of intent and agreements in principle) involving any IBAH Company in amounts in excess of $2,500,000; provided that the cumulative effect of all such Contracts over $2.5 million not disclosed will not have a Material Adverse Effect.

          (b) Other than Contracts listed as Exhibits to the IBAH 10-K, (i) all employment, consulting (other than physician investigators), management, severance or agency Contracts (y) with any executive officers or directors of IBAH, or (z) allowing the other party to terminate and receive payment based on the execution of this Agreement and consummation of the Transactions, and (ii) any employment agreements with any Person in the United States to whom any IBAH Company makes annual salary payments in excess of $150,000 and all employee country managers outside the United States.

          (c) All Contracts limiting the freedom of any IBAH Company to compete in any line of business, or with any Person, or in any geographic area or market.

          Each Contract to which any IBAH Company is a party (i) is legal, valid, binding and enforceable against IBAH or the applicable Subsidiary, and to IBAH's knowledge, against each other party thereto, and is in full force and effect and (ii) neither IBAH nor the applicable Subsidiary, nor to IBAH's knowledge, any other party, is in Default under any such Contract, other than in the case of (i) and (ii) above where the failure to be so would not have a Material Adverse Effect.

     Section 4.15.  Employee Relations.  No IBAH Company is (a) a party to,
                    ------------------
involved in or, to IBAH's knowledge, threatened by, any labor dispute or unfair labor practice charge, or (b) currently negotiating any collective bargaining agreement, and no IBAH Company has experienced any work stoppage during the last three years.

     Section 4.16.  ERISA.
                    -----

          (a)  The IBAH Disclosure Schedule contains a complete list of all
                   ------------------------
Benefit Plans sponsored or maintained by any IBAH Company or under which any IBAH Company may be obligated for its employees, directors or independent contractors ("IBAH Benefit Plans"). IBAH has delivered or made available to Omnicare (i) accurate and complete copies of all IBAH Benefit Plan documents and of any summary plan descriptions, summary annual reports and insurance contracts relating thereto, (ii) accurate and complete detailed summaries of all unwritten IBAH Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all IBAH Benefit Plans for which financial statements or actuarial reports are required or have been prepared and (iv) accurate and complete copies of all annual reports for all IBAH Benefit Plans (for which annual reports are required) prepared within the last two years.

          (b) All IBAH Benefit Plans conform in all material respects to, and are being administered and operated in material compliance with, the requirements of ERISA, the Code and all other applicable Laws, including applicable Laws of foreign jurisdictions. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA involving any of the IBAH Benefit Plans, that could subject any IBAH Company to any material penalty or tax imposed under the Code or ERISA.

          (c)  Except as set forth on Section 4.16(c) of the IBAH Disclosure
                                                             ---------------
Schedule, any IBAH Benefit Plan that is intended to be qualified under Section
--------
401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and such determination remains in effect and has not been revoked. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any IBAH Benefit Plan.

          (d)  Except as set forth on Section 4.16(d) of the IBAH Disclosure
                                                             ---------------
Schedule, (i) no IBAH Company has a current or contingent obligation to
--------
contribute to any multiemployer plan (as defined in Section 3(37) of ERISA) and
(ii) no IBAH Company, nor any entity that has been treated as a single employer with any IBAH Company under Sections 414(b), (c), (m) or (o) of the Code, has any liability, contingent or otherwise, under Title IV of ERISA or Section 412 of the Code.

          (e) There are no pending or, to the knowledge of IBAH, threatened claims by or on behalf of any IBAH Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any IBAH Benefit Plans, alleging any breach of fiduciary duty on the part of any IBAH Company or any of the officers, directors or employees of any IBAH Company under ERISA or any other applicable Regulations, or claiming benefit payments other than those made in the ordinary operation of such plans, or alleging any violation of any other applicable Laws. To IBAH's knowledge, the IBAH Benefit Plans are not the subject of any investigation, audit or action by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC"). Each IBAH Company has made all required contributions under the

IBAH Benefit Plans including the payment of any premiums payable to the PBGC and other insurance premiums.

          (f) With respect to any IBAH Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (an "IBAH Welfare Plan"), (i) each IBAH Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to an IBAH Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under
Section 4976(a) of the Code, and (iii) any IBAH Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the applicable provisions of the Social Security Act.

          (g)  Except as set forth on the IBAH Disclosure Schedule or for any
                                          ------------------------
IBAH Benefit Plan listed as an exhibit to the IBAH 10-K, the execution of this Agreement and the performance of the Transactions will not (either alone or in combination with the occurrence of any additional or subsequent events) constitute an event under any IBAH Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, director or consultant of any IBAH Company.

     Section 4.17.  Patents, Trademarks, etc. None of the IBAH Companies uses in
                    -------------------------
the operation of the IBAH Business any material registered Patents, Trademarks or Copyrights, except for those described in Section 4.17 of the IBAH Disclosure
                                                                 ---------------
Schedule or Trademarks which are names of IBAH Companies. To IBAH's knowledge,
--------
no IBAH Company infringes upon or unlawfully or wrongfully uses any Intellectual Property (other than computer software) owned or claimed by another Person and no Person infringes on or wrongfully uses any Intellectual Property (other than computer software) owned or claimed by IBAH, except for those situations that would not have a Material Adverse Effect. The IBAH Companies own or have valid rights to use all Intellectual Property used in the conduct of their business except where the failure to have valid rights to use such Intellectual Property will not have a Material Adverse Effect, free and clear of all Encumbrances, other than Encumbrances which would not have a Material Adverse Effect.

     Section 4.18.  Absence of Certain Changes.  Since the IBAH Balance Sheet
                    --------------------------
Date, the IBAH Companies have conducted the IBAH Business in the ordinary course, and except as described in the IBAH Disclosure Schedule, as of the date
                                       ------------------------
hereof, there has not been:

          (a) any Material Adverse Effect on the IBAH Business or in the aggregate Liabilities of the IBAH Companies;

          (b) any distribution or payment declared or made in respect of IBAH's capital stock by way of dividends, purchase or redemption of shares or otherwise, except redemptions pursuant to the IBAH Employee Stock Purchase Plan pursuant to the terms thereof;

          (c) any increase in the compensation payable or to become payable to any current director, officer or employee of any IBAH Company, except for merit and seniority increases for employees made in the ordinary course of business, nor any material change in any existing employment, severance, consulting arrangements or any IBAH Benefit Plan;

          (d) any sale, assignment or transfer of any IBAH Assets, or any additions to or transactions involving any IBAH Assets, other than those made in the ordinary course of business or those solely involving the IBAH Companies;

          (e) other than in the ordinary course of business, any waiver or release of any material claim or right or cancellation of any material debt held by any IBAH Company;

          (f) any change in practice with respect to Taxes, or any election, change of any election, or revocation of any election with respect to Taxes, or any settlement or compromise of any dispute involving a Tax liability;

          (g) (i) any creation, assumption or maintenance of any long-term debt or any short-term debt for borrowed money other than under existing notes payable, lines of credit or other credit facility or in the ordinary course of business or with respect to its Wholly-Owned Subsidiaries; (ii) any assumption, granting of guarantees, endorsements or otherwise becoming liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except its Wholly-Owned Subsidiaries; or (iii) any loans, advances or capital contributions to, or investments in, any other Person except its Wholly-Owned Subsidiaries;

          (h) any material agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business;

          (i) other than in the ordinary course of business, any authorization, recommendation, proposal or announcement of an intention to authorize, recommend or propose, or enter into any Contract with respect to, any (i) plan of liquidation or dissolution, (ii) acquisition of a material amount of assets or securities, (iii) disposition or Encumbrance of a material amount of assets or securities, (iv) merger or consolidation or (v) material change in its capitalization;

          (j)  any change in accounting or Tax procedure or practice; or

          (k) any compromise, settlement or modification to any material claim or litigation.

     Section 4.19.  Corporate Records.  The minute books of IBAH contain
                    -----------------
accurate, complete and current copies of all Charter Documents and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and stockholders. The stock record books of IBAH are also complete, correct and current.

     Section 4.20.  Finder's Fees.  Except for Smith Barney, the arrangements
                    -------------
with which have been disclosed to Omnicare, no Person is or will be entitled to any commission, finder's or other payment in connection with the Transactions based on arrangements made by or on behalf of IBAH. A true and complete copy of each document reflecting such arrangements with Smith Barney has been delivered to Omnicare.

     Section 4.21.  Compliance with Healthcare Laws.
                    -------------------------------

          (a) As used herein, "IBAH Healthcare Laws" shall mean any Laws to which any IBAH Company is subject with respect to drug or medical device investigation or development regulation or other applicable healthcare regulatory matters, including, without limitation, the Federal Food, Drug and Cosmetic Act, 21 U.S.C. (S)301 et seq.; the Controlled Substances Act, 21 U.S.C.
(S)801 et seq.; 18 U.S.C. (S)287 (commonly referred to as the "Civil False Claims Act"), and implementing regulations related thereto. To IBAH's knowledge, there are no presently existing circumstances which could be reasonably likely to result in violations of any such IBAH Healthcare Laws, except where such violations would not have a Material Adverse Effect. To the knowledge of IBAH, no IBAH Company has been materially sanctioned as not being in compliance with any IBAH Healthcare Laws except where such sanctions would not have a Material Adverse Effect. No IBAH Company has received any written notice and, to the knowledge of any IBAH Company, no other communication has been received to the effect that it or any activity conducted by it is not in compliance with any applicable IBAH Healthcare Laws except where the failure to comply would not have a Material Adverse Effect. As used herein, "IBAH Personnel" shall mean the respective officers, directors and employees of the IBAH Companies.

          (b) No IBAH Company receives or to IBAH's knowledge has received payment either directly or indirectly from Medicare, Medicaid, the Civilian Health and Medical Program of the Uniformed Services or the Federal Employees Health Benefits Act.

          (c) No IBAH Company has made, and, to the knowledge of any IBAH Company, no IBAH Personnel have made, directly or indirectly, any bribes, kickbacks, or other illegal payments or illegal political contributions, illegal payments from corporate funds to governmental officials in their individual capacities, or illegal payments from corporate funds to obtain or retain business either within the United States or abroad.

          (d) No IBAH Company nor, to IBAH's knowledge, any of their IBAH Personnel have been debarred by the U.S. Food and Drug Administration (the "FDA") or by an analogous foreign governmental entity pursuant to the Generic Drug Enforcement Act ("Drug Enforcement Act") or an analogous foreign law or regulation; and to IBAH's knowledge, no IBAH Company or any of its IBAH Personnel are under investigation by the FDA or by an analogous foreign governmental entity for a debarment action pursuant to the Drug Enforcement Act or an analogous foreign law or regulation.

          (e) No IBAH Personnel of any IBAH Company are engaged as practicing physicians, nurses or pharmacists (billing patients for professional services directly and not through any IBAH Company) on behalf of any IBAH Company.

     Section 4.22.  Board Approval.  The IBAH Board of Directors has approved
                    --------------
this Agreement and the Transactions and such approval constitutes approval of the Merger and the other Transactions contemplated hereby, including approval of the Voting Agreement, the Stock Option Agreement and the other Transaction Documents, by the IBAH Board of Directors as contemplated by the DGCL.

     Section 4.23.  Pooling of Interests; Reorganization.  No IBAH Company has
                    ------------------------------------
or, as of the Closing Date, will have (a) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (b) taken any action or failed to take any action which action or failure would result in the failure of the Merger to qualify as a reorganization within the meaning of Code Section 368(a). IBAH has no knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a pooling of interests for accounting purposes or a reorganization within the meaning of Code Section 368(a).

     Section 4.24.  Insurance.  IBAH carries insurance covering it and its
                    ---------
Subsidiaries' assets, business, operations, employees, officers and directors of the type and in the amounts listed in Section 4.24 of the IBAH Disclosure
                                                          ---------------
Schedules. All such insurance policies are in full force and effect and all
---------
premiums have been paid to the extent they are due. To IBAH's knowledge, no claims have been made by any Person alleging liability in respect of drug trials on human beings by any IBAH Company.

                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF OMNICARE

     Omnicare hereby represents and warrants to IBAH as follows:

     Section 5.1.  Corporate.  Each Omnicare Company is a corporation duly
                   ---------
organized, validly existing and in good standing under the Laws under which it was incorporated. Each Omnicare Company is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of Omnicare (which have been delivered to IBAH) and of each Omnicare Company (which have been delivered or made available upon request to IBAH) have been duly adopted and are current, correct and complete. Each Omnicare Company has all necessary corporate power and authority to own, lease and operate its part of the Omnicare Assets and to carry on its part of the Omnicare Business as it is now being conducted.

     Section 5.2.  Authorization.  Each Omnicare Party has the requisite
                   -------------
corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions to be performed by it. Such execution, delivery and performance by each Omnicare Party have been duly authorized by all necessary corporate action. Each Transaction Document executed and delivered by any Omnicare Party as of the date hereof has been duly executed and delivered by such Omnicare Party and constitutes a valid and binding obligation of each Omnicare Party, enforceable against each Omnicare Party in accordance with its terms. Any Transaction Document executed and delivered by any Omnicare Party after the date hereof will be duly executed and delivered by such Omnicare Party and will constitute a valid and binding obligation of such Omnicare Party, enforceable against such Omnicare Party in accordance with its terms.

     Section 5.3.  Validity of Contemplated Transactions.  Except for
                   -------------------------------------
compliance with the (i) HSR Act, (ii) the Securities Act and the Exchange Act and (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, neither the execution and delivery by any Omnicare Party of the respective Transaction Documents to which it is or will be a party, nor the performance of the Transactions to be performed by it, will require any filing, consent or approval under or constitute a Default, or result in a loss of material benefit under, (a) any Law or Court Order to which any Omnicare Company is subject, (b) the Charter Documents or bylaws of any Omnicare Company or (c) any Contract or other document to which any Omnicare Company is a party or by which any of the Omnicare Assets may be subject, except in the case of (b) and (c) for Defaults which would not have a Material Adverse Effect.

     Section 5.4.  Capitalization and Stock Ownership.  The total authorized
                   ----------------------------------
capital stock of Omnicare consists of (a) 110,000,000 shares of Omnicare Common Stock, and (b) 1,000,000 shares of Omnicare preferred stock, no par value. Of such authorized capital stock, the only issued and outstanding shares as of March 27, 1998 are 82,730,691 shares of Omnicare Common Stock. As of March 27, 1998, there are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of Omnicare, other than options, warrants and other rights to purchase an aggregate of 11,628,603 shares of Omnicare Common Stock. All of the issued and outstanding Omnicare Shares are validly issued, fully paid and non-assessable. The total authorized capital stock of the Merger Subsidiary consists of 1,000 shares of common stock, par value $.01 per share (the "Omnicare Sub Common Stock"). Of such authorized capital stock, the only issued and outstanding shares on the date hereof are held by Omnicare. All of the issued and outstanding shares of Omnicare Sub Common Stock are validly issued, fully paid and non-assessable. The shares of Omnicare Common Stock to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

     Section 5.5.  Board Recommendation.  By a vote of the directors present at
                   --------------------
a meeting of Omnicare's Board of Directors (which meeting was duly called and held and at which a quorum was present), the Board of Directors of Omnicare unanimously approved and adopted this

Agreement, including the Merger and the other Transactions, and determined that the Merger is fair to Omnicare.

     Section 5.6.  Proxy Statement.  None of the information supplied or to be
                   ---------------
supplied by or on behalf of any Omnicare Company specifically for inclusion or incorporation by reference in the Registration Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of any Omnicare Company specifically for inclusion or incorporation by reference in the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date it (or any such amendment of supplement) is mailed to the stockholders of IBAH and at the time of the IBAH Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement (except for information relating solely to any IBAH Company) will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the Regulations promulgated thereunder.

     Section 5.7.  Omnicare Disclosure Documents; Financial Statements.
                   ---------------------------------------------------
Omnicare has filed all required forms, reports, statements, schedules and other documents with the SEC since January 1, 1995 (collectively, the "Omnicare Disclosure Documents"). Each of such Omnicare Disclosure Documents, at the time it was filed, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and with the forms and Regulations of the SEC promulgated thereunder, and did not contain at the time filed any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The financial statements, including all related notes and schedules, contained in the Omnicare Disclosure Documents (or incorporated by reference therein) fairly present the consolidated financial position of Omnicare as at the respective dates thereof and the consolidated results of operations and cash flows of Omnicare for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments and the absence of notes. For purposes of this Agreement, the balance sheet of Omnicare as of December 31, 1997 is referred to as the "Omnicare Balance Sheet" and the date thereof is referred to as the "Omnicare Balance Sheet Date."

     Section 5.8.  Absence of Undisclosed Liabilities.  None of the Omnicare
                   ----------------------------------
Companies has any Liabilities except (a) to the extent reflected in the Omnicare Balance Sheet, (b) those Liabilities described in this Agreement, (c) those Liabilities incurred in the ordinary course of business since the Omnicare Balance Sheet Date which would not have a Material Adverse

Effect and (d) those Liabilities not required under GAAP to be reflected in the Omnicare Balance Sheet which would not have a Material Adverse Effect.

     Section 5.9.  Absence of Certain Changes.  Since the Omnicare Balance Sheet
                   --------------------------
Date, there has not been any Material Adverse Effect on the Omnicare Business.

     Section 5.10.  Pooling of Interests; Reorganization.  No Omnicare Company
                    ------------------------------------
has or, as of the Closing Date, will have (a) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (b) taken any action or failed to take any action which action or failure would result in the failure of the Merger to qualify as a reorganization within the meaning of Code Section 368(a). Omnicare has no knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a pooling of interests for accounting purposes or a reorganization within the meaning of Code Section 368(a).

     Section 5.11.  Ownership of Merger Subsidiary; No prior Activities.  The
                    ---------------------------------------------------
Merger Subsidiary is a Wholly-Owned Subsidiary of Omnicare created solely for the purpose of effecting the Merger. As of the date hereof and the Effective Time, except for Liabilities incurred in connection with its incorporation or organization and the Transactions and except for this Agreement and the other Transaction Documents, the Merger Subsidiary has not and will not have incurred, directly or indirectly, through any Subsidiary or Affiliate of Omnicare, any material Liabilities, engaged in any material business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

     Section 5.12.  Compliance With Healthcare Laws.
                    -------------------------------

          (a) As used herein, "Omnicare Healthcare Laws" shall mean any Laws to which any Omnicare Company is subject with respect to drug or medical device investigation or development regulation or other applicable healthcare regulatory matters, including, without limitation, the Controlled Substances Act, 21 U.S.C. (S)801 et seq.; 18 U.S.C. (S)287 (commonly referred to as the "Civil False Claims Act"); (S)1128Bb(b) of the Social Security Act and 42 U.S.C.
(S) 1320a-7b(b) (commonly referred to as the "Federal Anti-Kickback Statute");
(S)1877 of the Social Security Act and 42 U.S.C. (S)1395nn (commonly referred to as the "Stark Statute"); the Animal Welfare Act, 7 U.S.C. (S)2131 et. seq., and implementing regulations related thereto. To Omnicare's knowledge, there are no presently existing circumstances which could be reasonably likely to result in violations of any such Omnicare Healthcare Laws, except where such violations would not have a Material Adverse Effect. To the knowledge of Omnicare, no Omnicare Company has been sanctioned as not being in compliance with any Omnicare Healthcare Laws except where such sanctions would not have a Material Adverse Effect. Except as disclosed in Omnicare's Annual Report on Form 10-K for the year ended December 31, 1997, no Omnicare Company has received any written notice and, to the knowledge of any Omnicare Company, no other communication has been received to the effect that it or any activity conducted by it is not in compliance with any applicable Omnicare Healthcare Laws except where the failure to comply would not have a Material Adverse Effect.

          (b) Except as disclosed in Omnicare's Annual Report on Form 10-K for the year ended December 31, 1997, to Omnicare's knowledge, no Omnicare Company is presently the subject of an investigation by a Governmental Authority for a violation of any applicable Omnicare Healthcare Laws, except for such violations that would not have a Material Adverse Effect.


                                   ARTICLE VI
                   COVENANTS OF THE OMNICARE PARTIES AND IBAH

     Section 6.1.  Proxy/Registration Statement.  Omnicare and IBAH will prepare
                   ----------------------------
and file with the SEC as soon as reasonably practicable after the date hereof a proxy statement to be filed under the Exchange Act by IBAH and to be distributed by IBAH in connection with the IBAH Stockholder Meeting (the "Proxy Statement" and, together with the Registration Statement, the "Proxy/Registration Statement"). Such filing will be a confidential filing unless Omnicare shall specify otherwise. No later than promptly following the clearance by the SEC of the Proxy Statement, Omnicare will file a Registration Statement on Form S-4 under the Securities Act in connection with the Merger for purposes of registering the Omnicare Shares and the Omnicare Warrants (and the shares of Omnicare Common Stock issuable upon exercise of the Omnicare Warrants) to be issued in the Merger pursuant to Article II hereof (the "Registration Statement") and IBAH shall cooperate with Omnicare to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Omnicare and IBAH shall also take such action as may be reasonably required to cause the Omnicare Shares and the Omnicare Warrants issuable pursuant to the Merger (and the shares of Omnicare Common Stock issuable upon exercise of the Omnicare Warrants) to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities Laws. Each Party will furnish to the other Party all information concerning itself and its Subsidiaries as the other Party or its counsel may reasonably request and that is required or customary for inclusion in the Proxy/Registration Statement.

     Section 6.2.  HSR Act Filings.  Each Party shall prepare and cause to be
                   ---------------
filed with appropriate governmental authorities, as soon as reasonably practicable after the date hereof, any required Notification and Report Form for Certain Mergers and Acquisitions or responses thereto as required by the HSR Act and any necessary supplements and amendments thereto. Each Party shall use commercially reasonably efforts to cooperate in promptly preparing and filing such Notification and Report Form and seeking the prompt expiration of the applicable waiting period.

     Section 6.3.  No Solicitation.  From and after the date hereof, IBAH,
                   ---------------
without the prior written consent of Omnicare, will not, and will not authorize or permit any of its Subsidiaries or its Party Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below) from any Person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal; provided, however, that notwithstanding any other provision hereof, IBAH may (a) at any time prior to the time IBAH's stockholders shall have voted to approve this Agreement, engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with any IBAH Company or its Party Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning IBAH and its Business and Assets if, and only to the extent that, (i)(x) the third party has first made an Acquisition Proposal that is (as determined in good faith by the IBAH Board of Directors after consultation with its financial advisor) financially superior to the Transactions and has demonstrated that the funds necessary for the Acquisition Proposal are reasonably likely to be available and the Acquisition Proposal is reasonably capable of consummation in accordance with its terms (as determined in good faith in each case by IBAH's Board of Directors after consultation with its financial advisors) and (y) IBAH's Board of Directors shall conclude in good faith, after considering applicable provisions of applicable Law, on the basis of advice of its counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law and (ii) prior to furnishing such information to or entering into discussions or negotiations with such Person, IBAH (x) provides prompt notice to Omnicare to the effect that it is furnishing information to or entering into discussions or negotiations with such Person and (y) receives from such Person an executed confidentiality agreement in reasonably customary form on terms not in the aggregate materially more favorable to such Person than the terms contained in the Confidentiality Agreement, (b) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, and/or (c) provided IBAH terminates this Agreement pursuant to Section 12.1(g), accept an Acquisition Proposal from a third party. IBAH shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by IBAH or its Party Representatives with respect to the foregoing. IBAH shall not release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another Person who has made an Acquisition Proposal, unless such Person has made an Acquisition Proposal meeting the criteria set forth in clause (a)(i)(x) above and IBAH's Board of Directors shall conclude in good faith, after considering applicable provisions of applicable Law, on the basis of advice of its counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law. IBAH shall immediately notify Omnicare orally (with a prompt written confirmation) of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the Person making it and shall provide copies of any such written inquiries, offers or proposals), shall keep Omnicare informed of the status and details of any such inquiry, offer or proposal (and agrees that any material modification of the terms of an inquiry or proposal shall constitute a new inquiry or proposal) , and shall give Omnicare five days' advance notice of any agreement to be entered into with, or any information to be supplied to, any Person making such inquiry, offer or proposal (no such agreement, other than a confidentiality agreement as set forth in this Section, to be executed or agreed prior to the termination of this Agreement in accordance with its terms). As used herein, "Acquisition Proposal" shall mean a bona fide proposal or offer (other than by Omnicare) for a tender or exchange offer, merger, consolidation or other business combination involving IBAH or any Subsidiary thereof, or any proposal to acquire in any manner a substantial equity interest in, or a substantial amount of the assets of, IBAH or any such Subsidiary.

     Section 6.4.  Notification of Certain Matters.  Each of Omnicare and IBAH
                   -------------------------------
shall give prompt notice to the other of the following:

          (a) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause either (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (ii) directly or indirectly, any Material Adverse Effect;

          (b) any material failure of such Party, or any officer, director, employee or agent of any thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; and

          (c) any facts relating to such Party which would make it necessary or advisable to amend the Proxy Statement or the Registration Statement in order to make the statements therein not misleading or to comply with applicable Law; provided, however, that the delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

     Section 6.5.  Access to Information.
                   ---------------------

          (a) From the date hereof to the Effective Time, Omnicare and IBAH shall, and shall cause its respective Subsidiaries, and its and their officers, directors, employees, auditors, counsel and agents to afford the officers, employees, auditors, counsel, financial advisors and agents of the other Party complete access at all reasonable times to such Party's and its Subsidiaries' officers, employees, auditors, counsel, agents, properties, offices and other facilities and to all of their respective books and records, and shall furnish the other with all financial, operating and other data and information as such other Party may reasonably request.

          (b) All information so received from the other Party shall be deemed received pursuant to the confidentiality agreement, dated as of December 17, 1997, heretofore executed and delivered by Omnicare and IBAH (the "Confidentiality Agreement"), and each such Party shall, and shall cause its Subsidiaries and each of its and their respective officers, directors, employees, auditors, counsel, financial advisors and agents ("Party Representatives"), to comply with the provisions of the Confidentiality Agreement with respect to such information. The provisions of the Confidentiality Agreement are hereby incorporated herein by reference with the same effect as if fully set forth herein.

     Section 6.6.  Public Announcements.  Omnicare and IBAH (a) shall use all
                   --------------------
reasonable efforts to develop a joint communications plan and each Party shall use all reasonable efforts to ensure that all press releases and other public statements with respect to the Transactions shall be consistent with such joint communications plan or, to the extent inconsistent therewith, shall have received the prior written approval of the other and (b) before issuing any press release or otherwise making any public statements with respect to the Transactions, will consult with each other as to its form and substance and shall not issue any such press release or make any such public statement prior to such consultation, except for each of (a) and (b) above as may be required by Law (it being agreed that the Parties hereto are entitled to disclose all requisite information concerning the Transactions in any filings required with the SEC or pursuant to the HSR Act) or the rules and regulations of the Nasdaq National Market promulgated by the National Association of Securities Dealers, Inc. or the NYSE, as applicable.

     Section 6.7.  Cooperation.  Upon the terms and subject to the conditions
                   -----------
hereof, each of the Parties shall use its commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate as promptly as practicable the Transactions and shall use its commercially reasonable efforts to obtain all IBAH Required Consents, and to effect all necessary filings, under the Securities Act, the Exchange Act and the HSR Act. Without limiting the generality of the foregoing, each Party shall use all commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to fulfill the conditions under Articles IX, X and XI to the extent that the fulfillment thereof is within a Party's control.

     Section 6.8.  Reorganization; Pooling. From and after the date hereof and
                   -----------------------
until the Effective Time, neither Omnicare nor IBAH nor any of their respective Subsidiaries shall knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code or as a pooling of interests under applicable accounting standards.


                                  ARTICLE VII
                               COVENANTS OF IBAH

     Section 7.1.  Operation of the Business.  Except as set forth on Section
                   -------------------------
7.1 of the IBAH Disclosure Schedule, as contemplated by this Agreement or as
           ------------------------
expressly agreed to in writing by Omnicare, during the period from the date of this Agreement to the Effective Time, IBAH and its Subsidiaries will conduct their operations only in the ordinary course of business consistent with sound financial, operational and regulatory practice (as used in Section 4.18 and 7.1, the "ordinary course of business"), and will take no action which would materially adversely affect their ability to consummate the Transactions. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or except as disclosed in the IBAH Disclosure
                                                         ---------------
Schedule, prior to the Effective Time, neither IBAH nor any of its Subsidiaries
--------
will, without the prior written consent of Omnicare:

          (a) amend its Charter Documents or bylaws (or similar organizational documents);

          (b) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of its capital stock or any other securities, other than pursuant to and in accordance with the terms of the IBAH Employee Stock Purchase Plan in the ordinary course of business, the Stock Option Agreement, any Existing Options, or outstanding IBAH Preferred Shares or IBAH Warrants listed on the IBAH Disclosure Schedule;
                                                     ------------------------

          (c) recapitalize, split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; or purchase, redeem or otherwise acquire any of its or its Subsidiaries' securities or modify any of the terms of any such securities;

          (d) (i) create, incur, assume, maintain or permit to exist any long-term debt or any short-term debt for borrowed money other than under existing notes payable, lines of credit or other credit facilities or in the ordinary course of business, or with respect to its Wholly-Owned Subsidiaries in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except its Wholly-Owned Subsidiaries in the ordinary course of business or as otherwise may be contractually required and disclosed in the IBAH Disclosure Schedule; or
                 ------------------------

(iii) make any loans, advances or capital contributions to, or investments in, any other Person except its Wholly-Owned Subsidiaries;

          (e) (i) amend any IBAH Benefit Plan or (ii) except in the ordinary course of business consistent with usual practice or established policy (a) increase in any manner the rate of compensation of any of its directors, officers or other employees everywhere, except for increases that do not exceed 15% of the base salary or in the ordinary course of business; (b) pay or agree to pay any bonus, pension, retirement allowance, severance or other employee benefit except as required under currently existing IBAH Benefit Plans disclosed in the IBAH Disclosure Schedule; or (c) amend, terminate or enter into any
       ------------------------
employment, consulting, severance, change in control or similar agreements or arrangements with any of its directors, officers or other employees;

          (f) enter into any material agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business;

          (g) other than in the ordinary course of business, authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any Contract with respect to, any (i) plan of liquidation or dissolution, (ii) acquisition of a material amount of assets or securities,
(iii) disposition or Encumbrance of a material amount of assets or securities,
(iv) merger or consolidation or (v) material change in its capitalization;

          (h)  change any material accounting or Tax procedure or practice;

          (i) take any action the taking of which, or omit to take any action the omission of which, would cause any of the representations and warranties herein to fail to be true and correct in all material respects as of the date of such action or omission as though made at and as of the date of such action or omission;

          (j) compromise, settle or otherwise modify any material claim or litigation not identified in the IBAH Disclosure Schedule; or
                                 ------------------------

          (k)  commit or agree to do any of the foregoing.

     Section 7.2.  IBAH Stockholder Meeting.  IBAH shall cause a meeting of its
                   ------------------------
stockholders (the "IBAH Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption of this Agreement and the Merger as required by the DGCL. Subject to their fiduciary duties, the directors of IBAH shall recommend such adoption of this Agreement and the Merger by IBAH's stockholders. In connection with such meeting, IBAH (a) will mail to its stockholders as promptly as practicable the Proxy Statement and all other proxy materials for such meeting, (b) will use all reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the Transactions, and (c) will otherwise comply with all legal requirements applicable to such meeting.

     Section 7.3.  Maintenance of the Assets.  IBAH shall, and shall cause each
                   -------------------------
other IBAH Company to, continue to maintain and service the IBAH Assets consistent with past practice. IBAH shall not, and shall cause each other IBAH Company not to, directly or indirectly, sell or encumber all or any part of the IBAH Assets, other than sales in the ordinary course of business or sales to or Encumbrances in favor of any other IBAH Company, or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing.

     Section 7.4.  Employees and Business Relations.  IBAH shall, and shall
                   --------------------------------
cause each other IBAH Company to, use commercially reasonable efforts to keep available the services of its current employees and agents and to maintain its relations and goodwill with its suppliers, customers, distributors and any others having business relations with it.

     Section 7.5.  Rule 145 Affiliates.  No later than 45 days prior to the
                   -------------------
Effective Time, IBAH shall identify in a letter to Omnicare all Persons who might, at the time of the IBAH Stockholder Meeting, be deemed to be "affiliates" of Omnicare for the purposes of Rule 145 under the Securities Act or applicable pooling standards (the "Securities Act Affiliates"). IBAH shall use commercially reasonable efforts to cause each Person who is identified as a possible Securities Act Affiliate to enter into at least 30 days prior to the Effective Time an agreement in the form of Exhibit A hereto.

     Section 7.6.  Expenses.  Subject to Section 8.2, IBAH shall pay all of the
                   --------
legal, accounting and other expenses incurred by any IBAH Company in connection with the Transactions, including any amounts payable to Smith Barney.

     Section 7.7.  Certain Tax Matters. From the date hereof until the Effective
                   -------------------
Time, (a) IBAH and each of its Subsidiaries will prepare and file, in the manner required by applicable Law, all Tax Returns (the "Post-Signing Returns") required to be filed under applicable Law; (b) IBAH and each of its Subsidiaries will timely pay all Taxes shown as due and payable on such Post-Signing Returns that are so filed; (c) IBAH and each of its Subsidiaries will make provision for all Taxes payable by IBAH and/or any such Subsidiary under applicable Law for which no Post-Signing Return is due prior to the Effective Time; and (d) IBAH will promptly notify Omnicare in writing of any action, suit, proceeding, claim or audit pending against or with respect to IBAH or any of its Subsidiaries in respect of any Tax that is not disclosed on the

IBAH Disclosure Schedule.
------------------------

     Section 7.8.  Employment Arrangements.  IBAH will use commercially
                   -----------------------
reasonable efforts to cause the Persons listed in Section 7.8 of the IBAH
                                                                     ----
Disclosure Schedule to enter into employment agreements in substantially the
-------------------
form set forth in Exhibit B hereto, containing the terms set forth opposite such Person's name in such Section 7.8 of the IBAH Disclosure Schedule.
                                         ------------------------

     Section 7.9.  State Anti-Takeover Law.  If any  "business combination,"
                   -----------------------
"moratorium," "control share," "fair price," "interested shareholder," "affiliated transaction" or other anti-takeover statute or regulation (including
Section 203 of the DGCL) (i) prohibits or restricts IBAH's ability to perform its obligations under this Agreement (or any party's ability to perform its obligations under the Voting Agreement or Stock Option Agreement) or any party's ability to consummate the Merger or the other transactions contemplated hereby or thereby, or (ii) would have the effect of invalidating or voiding this Agreement, the Voting Agreement, Stock Option Agreement or any provision hereof or thereof, then IBAH shall use its best efforts to obtain any necessary consents or approvals so that the foregoing shall not apply.

     Section 7.10.  Preferred and Warrant Consent.  At Omnicare's request, IBAH
                    -----------------------------
will enforce the Preferred and Warrant Consent against the parties thereto. IBAH will not waive any provisions of such consent. Omnicare may enforce such consents against the parties thereto to the extent IBAH fails to do so.


                                  ARTICLE VIII
                             COVENANTS OF OMNICARE

     Section 8.1.  Appointment to the Board of Directors of Omnicare.  At the
                   -------------------------------------------------
Effective Time, Omnicare shall include Geraldine A. Henwood in its program under which certain nominations for membership on the Omnicare Board of Directors are on occasion rotated among senior operating executives of the Omnicare Companies. Subject to the prior consummation of the Merger, Omnicare shall nominate Geraldine A. Henwood for election as a director at its 1999 Annual Meeting of shareholders.

     Section 8.2.  Expenses.  Omnicare shall pay all of the legal, accounting
                   --------
and other expenses incurred by any Omnicare Company in connection with the Transactions, including any amounts payable to Morgan Stanley, fees of Omnicare's transfer agent, fees of the Exchange Agent and fees related to listing the Omnicare Shares on securities exchanges. The following shall be paid 50% by IBAH and 50% by Omnicare: SEC filing fees and printing and mailing costs payable with respect to the Proxy/Registration Statement.

     Section 8.3.  Indemnification, Directors' and Officers' Insurance.  For a
                   ---------------------------------------------------
period of six years after the Effective Time, Omnicare shall cause the Surviving Corporation to (a) maintain in effect the current provisions regarding indemnification of officers and directors contained in the Charter Documents and bylaws of IBAH and in any indemnification agreements of IBAH and (b) indemnify the directors and officers of IBAH to the fullest extent to which IBAH is permitted to indemnify such officers and directors under its Charter Documents and bylaws and applicable Law. For a period of six years after the Effective Time, Omnicare shall cause the Surviving Corporation to maintain in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by IBAH (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured in any material respect) with respect to claims arising from facts or events which occurred on or before the Effective Time, provided that in no event shall Surviving Corporation be required to pay more than 150% of the current annual premium (which IBAH represents is no more than $125,000).

     Section 8.4.  Stock Exchange Listing.  Omnicare shall use commercially
                   ----------------------
reasonable efforts to obtain, prior to the Effective Time, the approval for listing on the NYSE, effective upon official notice of issuance, of the Omnicare Shares into which the IBAH Shares will be converted pursuant to Article II hereof and of the Omnicare Shares which will be issuable upon exercise of the Assumed Options and the Omnicare Warrants to be outstanding at the Effective Time in accordance with Section 2.8 hereof.

     Section 8.5.  Interim Financial Report.  Omnicare shall provide within 20
                   ------------------------
days after the end of the first full monthly period following the Closing a financial report regarding the combined operation of Omnicare and IBAH that satisfies the requirements of Financial Reporting Release No. 1, ASR 135.

     Section 8.6.  Registration.  Omnicare shall take any actions required to be
                   ------------
taken by it following the Effective Time pursuant to the registration rights provisions contained in the Preferred Stock and Warrant Purchase Agreement dated August 10, 1995. Within 20 days of the date hereof, IBAH shall deliver to Omnicare a true and complete list of all agreements which may require Omnicare to register any securities of IBAH or any Omnicare securities issued in respect thereof.

     Section 8.7.  Employee Benefit Plans.  Omnicare presently intends to cause
                   ----------------------
the IBAH Companies to provide employee benefit plans which are, in the aggregate, no less favorable to the employees than current plans.


                                   ARTICLE IX
               CONDITIONS PRECEDENT TO OBLIGATIONS OF ALL PARTIES

     The respective obligations of each Party to consummate the Merger and the other Transactions shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

     Section 9.1.  Legality.  All required governmental approvals shall have
                   --------
been obtained and any applicable waiting periods, including those under the HSR Act, shall have expired. No Law or Court Order shall have been enacted, entered, promulgated or enforced by any court or governmental entity that is in effect and that has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger and no legal action shall be pending or threatened which is reasonably likely to have a Material Adverse Effect on either Party.

     Section 9.2.  Registration Statement.   The Registration Statement shall
                   ----------------------
have become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been instituted.

     Section 9.3.  New York Stock Exchange.  The Omnicare Shares issuable in
                   -----------------------
connection with the Transactions shall have been duly approved for listing on the NYSE, subject to official notice of issuance.

     Section 9.4.  Pooling.  IBAH shall receive a poolability letter from Arthur
                   -------
Andersen LLP dated as of the Closing Date to the effect that IBAH qualifies as a combining company, as the term is used in Accounting Principles Board Opinion No. 16 ("APB 16") to describe the criteria necessary for the use of the pooling of interest method of accounting. Omnicare shall receive a pooling letter from Price Waterhouse LLP dated as of the Closing Date to the effect that Omnicare and the Transactions qualify for pooling of interest accounting treatment as defined in APB 16.

     Section 9.5.  Approval by IBAH Stockholders.  This Agreement shall have
                   -----------------------------
been approved and adopted by the stockholders of IBAH in accordance with the DGCL and its Charter Documents.

     Section 9.6.  Tax Opinions. Omnicare shall have received an opinion of
                   ------------
Omnicare's counsel, in form and substance reasonably satisfactory to Omnicare, and IBAH shall have received an opinion of IBAH's counsel, in form and substance reasonably satisfactory to IBAH, each dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Code Section 368(a) and that Omnicare, Merger Subsidiary and IBAH shall each be a party to that reorganization within the meaning of Code Section 368(b). In rendering such tax opinions, such counsel may require and rely upon reasonably requested representations contained in certificates of Omnicare, IBAH and Merger Subsidiary.


                                   ARTICLE X
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF IBAH

     The obligations of IBAH to consummate the Merger and the Transactions shall be subject to the satisfaction or waiver, on or before the Effective Time, of each of the following conditions:

     Section 10.1.  Representations and Warranties.  The representations and
                    ------------------------------
warranties of the Omnicare Parties contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date; provided, however, that for purposes of this Section 10.1 only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Omnicare.

     Section 10.2.  Agreements, Conditions and Covenants.  The Omnicare Parties
                    ------------------------------------
shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time.

     Section 10.3.  Certificates.  IBAH shall have received a certificate of an
                    ------------
executive officer of Omnicare to the effect set forth in Sections 10.1 and 10.2.

     Section 10.4.  Material Adverse Effect.  There shall have been no Material
                    -----------------------
Adverse Effect on the Omnicare Companies taken as a whole.

     Section 10.5.  Ancillary Documents.  Each Omnicare Party shall have
                    -------------------
tendered executed copies of the respective Transaction Documents to which it is intended to be a party, including the Employment Agreements, Voting Agreements and the Stock Option Agreement.


                                   ARTICLE XI
          CONDITIONS PRECEDENT TO OBLIGATIONS OF THE OMNICARE PARTIES

     The obligations of the Omnicare Parties to consummate the Merger and the Transactions shall be subject to the satisfaction or waiver, on or before the Effective Time, of each of the following conditions:

     Section 11.1.  Representations and Warranties.  The representations and
                    ------------------------------
warranties of IBAH contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date; provided, however, that for purposes of this Section 11.1 only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on IBAH.

     Section 11.2.  Agreements, Conditions and Covenants.  IBAH shall have
                    ------------------------------------
performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time.

     Section 11.3.  Certificates.  Omnicare shall have received a certificate of
                    ------------
an executive officer of IBAH to the effect set forth in Sections 11.1 and 11.2.

     Section 11.4.  Required Consents.  IBAH shall have obtained all consents
                    -----------------
from third parties listed in Section 4.3 of the IBAH Disclosure Schedule and all
                                                ------------------------
other consents the absence of which would result in a Material Adverse Effect.

     Section 11.5.  Material Adverse Effect.  There shall have been no Material
                    -----------------------
Adverse Effect on the IBAH Companies taken as a whole.

     Section 11.6.  Ancillary Documents.  IBAH shall have tendered executed
                    -------------------
copies of the Transaction Documents to which it is intended to be a party.

     Section 11.7.  Consent of Holders of IBAH Preferred Shares and IBAH
                    ----------------------------------------------------
Warrants. The consents of the Holders of IBAH Preferred Shares and IBAH Warrants
--------
described in Sections 2.8 and 4.2 shall have been received by IBAH prior to the Effective Time, or if such consents have not been received at or prior to the Effective Time, all such Holders shall have approved the Transactions.

     Section 11.8.  Employment Agreements. Each Person listed in Section 7.8 of
                    ---------------------
the IBAH Disclosure Schedule shall have entered into an Employment Agreement as
    ------------------------
contemplated by Section 7.8.


                                  ARTICLE XII
                                  TERMINATION

     Section 12.1.  Grounds for Termination.  This Agreement may be terminated
                    -----------------------
at any time before the Effective Time, in each case as authorized by the respective Boards of Directors of Omnicare and IBAH:

          (a)  By mutual written consent of each of Omnicare and IBAH;

          (b) By either Omnicare or IBAH if the Merger shall not have been consummated on or before the Termination Date; provided, however, that the right to terminate this Agreement under this Section 12.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

          (c) By either Omnicare or IBAH if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a Court Order (which Court Order the Parties shall use commercially reasonable efforts to lift) that permanently restrains, enjoins or otherwise prohibits the Transactions, and such Court Order shall have become final and nonappealable;

          (d) By Omnicare if IBAH shall have breached, or failed to comply with, in any material respect, any of its obligations under this Agreement or any representation or warranty made by IBAH shall have been incorrect in any material respect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and in either case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to result in a failure to satisfy a condition to IBAH's obligations to consummate the transactions contemplated hereby;

          (e) By IBAH if any Omnicare Party shall have breached, or failed to comply with, in any material respect, any of its obligations under this Agreement or any representation or warranty made by it shall have been incorrect in any material respect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and in either case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to result in a failure to satisfy a condition to Omnicare's obligations to consummate the transactions contemplated hereby;

          (f) By IBAH if at the IBAH Stockholder Meeting (including any adjournment thereof) this Agreement and the Merger shall fail to be approved and adopted by the affirmative vote of the stockholders of IBAH as required under the DGCL;

          (g) By IBAH, prior to the approval of this Agreement by the stockholders of IBAH, upon five days notice to Omnicare, if, as a result of an Acquisition Proposal received by IBAH from a Person other than a Party to this Agreement or any of its Affiliates, the Board of Directors of IBAH determines in good faith that its fiduciary obligations under applicable Law require that such Acquisition Proposal be accepted; provided, however, that (i) immediately following such termination IBAH executes with such third party a definitive agreement to implement such Acquisition Proposal, (ii) the Board of Directors of IBAH shall have concluded in good faith, after considering applicable provisions of applicable Law and after giving effect to all concessions which may be offered by Omnicare pursuant to clause (iii) below, on the basis of advice of counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law, (iii) prior to any such termination, (x) IBAH shall have provided Omnicare with five days' notice of the terms of the proposal and otherwise complied with Section 6.3 hereof (including making the finding contemplated by Section 6.3(i)(x) hereof) and (y) IBAH shall, and shall cause its financial and legal advisors to, negotiate with Omnicare to make such adjustments in the terms and conditions of this Agreement as would enable IBAH to proceed with the Transactions and (iv) IBAH shall have paid Omnicare the Termination Fee; or

          (h) By Omnicare if the Board of Directors of IBAH shall withdraw, modify or change its recommendation of this Agreement or the Merger or shall have failed to reaffirm its recommendation within five business days of Omnicare's request that it do so or shall have recommended or issued a neutral recommendation (or taken no position) with respect to any Acquisition Proposal.

               (i)   By IBAH, pursuant to Section 2.6(c) hereof.

     Section 12.2.  Effect of Termination.
                    ---------------------

          (a) If this Agreement is terminated pursuant to Section 12.1, this Agreement shall forthwith become void and there shall be no liability on the part of any of the Parties; notwithstanding the foregoing, nothing herein shall relieve any Party from liability for any willful breach hereof; provided that the provisions of Sections 6.3, 6.5(b), 7.6, 7.10, 8.2 and this Section 12.2 shall survive the termination hereof.

          (b) If following an Acquisition Proposal, this Agreement is terminated by either Omnicare or IBAH pursuant to Section 12.1(b), and within 12 months after such termination IBAH executes with a third party a definitive agreement to implement an Acquisition Proposal, then IBAH shall pay to Omnicare a Termination Fee within two business days after the execution of such agreement.

          (c) If this Agreement is terminated by Omnicare pursuant to Section 12.1(d), then IBAH shall reimburse Omnicare for its reasonable out-of-pocket expenses in connection with the Transactions, including, without limitation, attorneys', accountants' and investment bankers' fees and expenses ("Transaction Fees") up to an aggregate of $1,500,000. If within 12 months after such termination IBAH executes with a third party a definitive agreement to implement an Acquisition Proposal, then IBAH shall pay to Omnicare a Termination Fee (less any Transaction Fees previously paid to Omnicare) within two business days after the execution of such agreement.

          (d) If this Agreement is terminated by IBAH pursuant to Section 12.1(e), then Omnicare shall reimburse IBAH for its Transaction Fees up to an aggregate of $1,500,000.

          (e) If following an Acquisition Proposal, this Agreement is terminated by either Omnicare or IBAH pursuant to Section 12.1(f), and within 12 months after such termination IBAH executes with a third party a definitive agreement to implement an Acquisition Proposal, then IBAH shall pay to Omnicare a Termination Fee within two business days after the execution of such agreement.

          (f) If this Agreement is terminated by IBAH pursuant to Section 12.1(g), then IBAH shall pay to Omnicare a Termination Fee prior to such termination.

          (g) If this Agreement is terminated by Omnicare pursuant to Section 12.1(h), then IBAH shall pay to Omnicare a Termination Fee within two business days after the execution of such agreement.

          (h) For purposes of this Section 12.2(b), "Termination Fee" shall mean $5 million for the period from the termination of the Agreement until the Option Termination Date (as defined in the Stock Option Agreement) and $8.366 million for the period, if any, after the Option Termination Date until 12 months after the termination of the Agreement.

     IBAH acknowledges that the agreements contained in this Section 12.2 are an integral part of the Transactions, and that, without these agreements, Omnicare would not enter into this Agreement; accordingly, if IBAH fails to promptly pay the amount due pursuant to this Section 12.2, and, in order to obtain such payment, Omnicare commences a suit which results in a judgment against IBAH for the fee set forth in this Section 12.2, IBAH shall pay to Omnicare its costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest on the amount of the fee at a rate equal to the prime rate of First Chicago NBD at the time of payment from the date such fee was required to be paid.


                                  ARTICLE XIII
                                GENERAL MATTERS

     Section 13.1.  Survival of Representations and Warranties.  The
                    ------------------------------------------
representations and warranties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 12.1.

     Section 13.2.  Contents of Agreement. This Agreement and the
                    ---------------------
Confidentiality Agreement, together with the other Transaction Documents, set forth the entire understanding of the Parties hereto with respect to the Transactions and supersede all prior agreements or understandings among the Parties regarding those matters.

     Section 13.3.  Amendment, Parties in Interest, Assignment, Etc.  This
                    ------------------------------------------------
Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the Parties hereto. If any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the Parties hereto. No Party hereto shall assign this Agreement or any right, benefit or obligation hereunder. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument duly executed by such Party. The Parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions. Nothing in this Agreement is intended or will be construed to confer on any Person other than the Parties hereto any rights or benefits hereunder.

     Section 13.4.  Interpretation.  Unless the context of this Agreement
                    --------------
clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) "or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "including," "includes" or similar words has the inclusive meaning frequently identified with the phrase "but not limited to" and
(e) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, Disclosure

Schedule and Exhibit references are to this Agreement unless otherwise specified. The Exhibits and Schedules referred to in this Agreement will be deemed to be a part of this Agreement. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

     Section 13.5.  Notices.  All notices that are required or permitted
                    -------
hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon receipt at the address or fax number set forth below, unless such address or fax number is changed by notice to the other Party hereto:

          If to Omnicare or Merger Subsidiary:

               Omnicare, Inc.
               2800 Chemed Center
               255 East Fifth Street
               Cincinnati, Ohio   45203
               FAX: 513-762-6678
               Attention:  Cheryl D. Hodges

               with a required copy to:

               Dewey Ballantine LLP
               1301 Avenue of the Americas
               New York, New York 10019
               FAX:  212-259-6333
               Attention:  Morton A. Pierce and Richard D. Pritz

          If to IBAH:

               IBAH, Inc.
               Four Valley Square
               512 Township Line Road
               Blue Bell, PA 19422
               FAX:  215-542-2726
               Attention:  Jane Hollingsworth

               with a required copy to:

               Morgan, Lewis & Bockius LLP
               2000 One Logan Square
               Philadelphia, PA 19103-6993
               FAX: 215-963-5299
               Attention: Thomas J. Sharbaugh, Esquire

     Section 13.6.  Governing Law. This Agreement shall be construed and
                    -------------
interpreted in accordance with the Laws of the State of Delaware without regard to its provisions concerning conflict of laws.

     Section 13.7.  Counterparts.  This Agreement may be executed in two or more
                    ------------
counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     Section 13.8.  Waivers. Compliance with the provisions of this Agreement
                    -------
may be waived only by a written instrument specifically referring to this Agreement and signed by the Party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, will be construed as a waiver, and no single or partial exercise of a right will preclude any other or further exercise of that or any other right.

     Section 13.9.  Modification. No supplement, modification or amendment of
                    ------------
this Agreement will be binding unless made in a written instrument that is signed by all of the Parties hereto and that specifically refers to this Agreement.

     Section 13.10.  Enforcement of Agreement.  The parties hereto agree that
                     ------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Chancery Court, this being in addition to any other remedy to which they are entitled at law or equity. Notwithstanding the foregoing, if jurisdiction does not properly lie in the Delaware Chancery Court, the parties shall submit to the jurisdiction of Delaware federal courts. The parties agree that such courts shall have exclusive jurisdiction to consider any claims hereunder or relating hereto.

     Section 13.11.  Waiver of Jury Trial. Each party acknowledges and agrees
                     --------------------
that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the Transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 13.11.

     Section 13.12.  Severability. If any term or other provision of this
                     ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

     IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the day and year first written above.

                         OMNICARE, INC.


                         By:     /s/ Joel F. Gemunder
                            -------------------------------
                         Name:  Joel F. Gemunder
                         Title: President


                         IMPALA ACQUISITION CORP.


                         By:     /s/ L. Tracy Finn
                            -------------------------------
                         Name:  L. Tracy Finn
                         Title: President


                         IBAH, INC.


                         By:    /s/ Geraldine A. Henwood
                            --------------------------------
                         Name:  Geraldine A. Henwood
                         Title: Chief Executive Officer


                                       46